Exhibit 99.01
Cadence Reports Third Quarter 2024 Financial Results
Exceeded Q3 guidance for revenue and operating margin
On track to deliver strong second half
Raising midpoint of 2024 non-GAAP EPS outlook to $5.90
SAN JOSE, Calif. — October 28, 2024 — Cadence Design Systems, Inc. (Nasdaq: CDNS) today announced results for the third quarter of 2024.
Third Quarter 2024 Financial Results
•Revenue of $1.215 billion, compared to revenue of $1.023 billion in Q3 2023
•GAAP operating margin of 29%, compared to 29% in Q3 2023
•Non-GAAP operating margin of 45%, compared to 41% in Q3 2023
•GAAP diluted net income per share of $0.87, compared to $0.93 in Q3 2023
•Non-GAAP diluted net income per share of $1.64, compared to $1.26 in Q3 2023
•Quarter-end backlog was $5.6 billion and current remaining performance obligations ("cRPO"), contract revenue expected to be recognized as revenue in the next 12 months, was $2.9 billion

“Cadence delivered exceptional results for the third quarter of 2024, driven by broad-based strength across our portfolio, especially in IP, SD&A, and hardware systems,” said Anirudh Devgan, president and chief executive officer. “Customers are achieving outstanding results with Cadence.AI, and I’m excited by its accelerating proliferation as AI rapidly becomes an integral part of the design workflow.”

“I am pleased to report that Cadence delivered strong Q3 results, with total revenue growing 19% year-over-year. Our Q3 recurring revenue growth returned to low teens on a year-over-year basis, and China revenue continues to improve, representing 13% of our total revenue for Q3,” said John Wall, senior vice president and chief financial officer. “Our Q4 bookings pipeline looks exceptionally strong, and we are well positioned to deliver a strong 2024.”

CFO Commentary
Commentary on the third quarter of 2024 financial results by John Wall, senior vice president and chief financial officer, is available at www.cadence.com/cadence/investor_relations.
Business Outlook
For fiscal year 2024, the company expects:
•Revenue in the range of $4.61 billion to $4.65 billion
•GAAP operating margin in the range of 29% to 30%
•Non-GAAP operating margin in the range of 42% to 43%
•GAAP diluted net income per share in the range of $3.70 to $3.76
•Non-GAAP diluted net income per share in the range of $5.87 to $5.93
The company utilizes a long-term projected non-GAAP tax rate, which reflects currently available information, as well as other factors and assumptions. The non-GAAP tax rate is subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in the company’s geographic earnings mix, or other changes to the company’s strategy or business operations. The company expects to use the current normalized non-GAAP tax rate through fiscal 2025 but will re-evaluate this rate periodically for significant items that may materially affect its projections.
Reconciliations of the financial results and business outlook from GAAP operating margin, GAAP net income and GAAP diluted net income per share to non-GAAP operating margin, non-GAAP net income and non-GAAP diluted net income per share, respectively, are included in this press release.

Business Highlights
•Cadence.AI portfolio powered by GenAI agents, AI-driven optimization and the big data analytics JedAI platform, offers unparalleled quality of results and productivity benefits, further proliferated with revenue nearly tripling over the last year
•System Design & Analysis business achieved 47 percent year-over-year revenue growth in Q3 with strong growth of Cadence's comprehensive multi-physics portfolio that couples the company's expertise in physics-based modeling with AI driven optimization
•Strong IP business momentum, with 59 percent year-over-year growth as Cadence executed to its profitable and scalable growth strategy. A long-term IP partner signed a major deal for Cadence's hardware, IP and services offering to help deliver its AI product roadmap and next generation subsystems
•Functional Verification delivered 22 percent year-over-year revenue growth, fueled by strong demand for Cadence's new ground-breaking hardware systems, especially at AI, hyperscale and automotive companies

Audio Webcast Scheduled
Anirudh Devgan, president and chief executive officer, and John Wall, senior vice president and chief financial officer, will host the third quarter 2024 financial results audio webcast today, October 28, 2024, at 2 p.m. (Pacific) / 5 p.m. (Eastern). Attendees are asked to register at the website at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting October 28, 2024 at 5 p.m. (Pacific) and ending December 17, 2024 at 5 p.m. (Pacific). Webcast access is available at www.cadence.com/cadence/investor_relations.
About Cadence
Cadence is a pivotal leader in electronic systems design, building upon more than 30 years of computational software expertise. The company applies its underlying Intelligent System Design strategy to deliver software, hardware and IP that turn design concepts into reality. Cadence customers are the world’s most innovative companies, delivering extraordinary electronic products from chips to boards to complete systems for the most dynamic market applications, including hyperscale computing, 5G communications, automotive, mobile, aerospace, consumer, industrial and healthcare. For 10 years in a row, Fortune magazine has named Cadence one of the 100 Best Companies to Work For. Learn more at www.cadence.com.

© 2024 Cadence Design Systems, Inc. All rights reserved worldwide. Cadence, the Cadence logo and the other Cadence marks found at www.cadence.com/go/trademarks are trademarks or registered trademarks of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.

This press release contains forward-looking statements, including Cadence's outlook on future operating results, financial condition, strategic objectives, business prospects, technology and product developments, industry trends, market growth and other statements using words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “will,” and words of similar import and the negatives thereof. Forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, and which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements, including, among others: (i) Cadence’s ability to compete successfully in the highly competitive industries in which it operates and realize the benefits of its investments in research and development, including opportunities presented by AI; (ii) the success of Cadence’s efforts to maintain and improve operational efficiency and growth; (iii) the mix of products and services sold, the timing of orders and deliveries and the ability to develop, install or deliver Cadence’s products or services; (iv) change in customer demands or supply constraints that could result in delays in purchases, development, installations or deliveries of Cadence’s products or services, including those resulting from consolidation, restructurings and other operational efficiency improvements of Cadence’s customers; (v) economic, geopolitical and industry conditions, including that of the semiconductor and electronics industries, government regulations and trade restrictions, and rising tensions and conflicts around the world such as in the Middle East and with respect to Taiwan; (vi) capital expenditure requirements, legislative or regulatory requirements, changes in tax laws, interest rate and currency exchange rate fluctuations, inflation rates, Cadence’s increased debt levels and obligations and Cadence’s ability to access capital and debt markets in the future; (vii) Cadence’s acquisition of other companies, businesses or technologies or the failure to successfully integrate and operate them; (viii) potential harm caused by compromises in cybersecurity and cybersecurity attacks; (ix) events that affect cash flow, liquidity, or reserves, or settlement assumptions Cadence may take from time to time with respect to accounts receivable, taxes and tax examinations, litigation, regulatory or other matters; (x) the effects of any litigation, regulatory, tax or other proceedings to which Cadence is or may become a party or to which Cadence or its products, services, technologies or properties are subject; and (xi) Cadence’s ability to successfully meet corporate governance, environmental and social targets and strategies. In addition, the timing and amount of Cadence’s repurchases of its common stock are subject to business and market conditions, corporate and regulatory requirements, stock price, acquisition opportunities and other factors.
For a detailed discussion of these and other cautionary statements related to Cadence’s business, please refer to Cadence’s filings with the U.S. Securities and Exchange Commission, including its most recent report on Form 10-K, subsequent reports on Form 10-Q and future filings.
All forward-looking statements in this press release are based on management's expectations as of the date of this press release and, except as required by law, Cadence disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

GAAP to Non-GAAP Reconciliation

Non-GAAP financial measures should not be considered as a substitute for or superior to measures of financial performance prepared in accordance with generally accepted accounting principles, or GAAP. Investors are encouraged to review the reconciliation of non-GAAP measures contained within this press release with their most directly comparable GAAP results. Investors are also encouraged to look at the GAAP results as the best measure of financial performance.

To supplement Cadence’s financial results presented on a GAAP basis, Cadence management uses non-GAAP measures that it believes are helpful in understanding Cadence’s performance. One such measure is non-GAAP net income, which is a financial measure not calculated under GAAP. Non-GAAP net income is calculated by Cadence management by taking GAAP net income and excluding, as applicable, amortization of intangible assets, stock-based compensation expense, acquisition and integration-related costs including retention expenses, investment gains or losses, income or expenses related to Cadence’s non-qualified deferred compensation plan, restructuring and other significant items not directly related to Cadence’s core business operations, and the income tax effect of non-GAAP pre-tax adjustments.

Cadence management uses non-GAAP net income because it excludes items that are generally not directly related to the performance of Cadence’s core business operations and therefore provides supplemental information to Cadence management and investors regarding the performance of the business operations, facilitates comparisons to the historical operating results and allows the review of Cadence's business from the same perspective as Cadence management, including forecasting and budgeting.
The following tables reconcile the specific items excluded from GAAP operating margin, GAAP net income and GAAP net income per diluted share in the calculation of non-GAAP operating margin, non-GAAP net income and non-GAAP net income per diluted share for the periods shown below:

Operating Margin Reconciliation	Three Months Ended
	September 30, 2024	September 30, 2023
	(unaudited)
GAAP operating margin as a percent of total revenue	29%	29%
Reconciling items to non-GAAP operating margin as a percent of total revenue:
Stock-based compensation expense	9%	9%
Amortization of acquired intangibles	2%	1%
Acquisition and integration-related costs	3%	1%
Restructuring	2%	1%
Non-qualified deferred compensation expenses (credits)	0%	0%
Non-GAAP operating margin as a percent of total revenue	45%	41%

Net Income Reconciliation	Three Months Ended
	September 30, 2024	September 30, 2023
(in thousands)	(unaudited)
Net income on a GAAP basis	$238,111	$254,321
Stock-based compensation expense	109,013	88,032
Amortization of acquired intangibles	26,763	15,603
Acquisition and integration-related costs	29,284	14,213
Restructuring	24,538	11,582
Non-qualified deferred compensation expenses (credits)	4,567	(1,749)
Other income or expense related to investments and non-qualified deferred compensation plan assets*	11,582	(11,755)
Income tax effect of non-GAAP adjustments	6,341	(27,147)
Net income on a non-GAAP basis	$450,199	$343,100

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Diluted Net Income Per Share Reconciliation	Three Months Ended
	September 30, 2024	September 30, 2023
(in thousands, except per share data)	(unaudited)
Diluted net income per share on a GAAP basis	$0.87	$0.93
Stock-based compensation expense	0.40	0.32
Amortization of acquired intangibles	0.10	0.06
Acquisition and integration-related costs	0.11	0.05
Restructuring	0.09	0.04
Non-qualified deferred compensation expenses (credits)	0.01	—
Other income or expense related to investments and non-qualified deferred compensation plan assets*	0.04	(0.04)
Income tax effect of non-GAAP adjustments	0.02	(0.10)
Diluted net income per share on a non-GAAP basis	$1.64	$1.26
Shares used in calculation of diluted net income per share	273,958	272,427

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.
For more information, please contact:
Cadence Investor Relations
408-944-7100
investor_relations@cadence.com
Cadence Newsroom
408-944-7039
newsroom@cadence.com

Cadence Design Systems, Inc.
Condensed Consolidated Balance Sheets
September 30, 2024 and December 31, 2023
(In thousands)
(Unaudited)

	September 30, 2024	December 31, 2023
Current assets:
Cash and cash equivalents	$2,786,040	$1,008,152
Receivables, net	560,973	489,224
Inventories	293,350	181,661
Prepaid expenses and other	459,560	297,180
Total current assets	4,099,923	1,976,217
Property, plant and equipment, net	448,652	403,213
Goodwill	2,493,467	1,535,845
Acquired intangibles, net	662,343	336,843
Deferred taxes	889,939	880,001
Other assets	572,707	537,372
Total assets	$9,167,031	$5,669,491
Current liabilities:
Current portion of long-term debt	$349,958	$349,285
Accounts payable and accrued liabilities	627,200	576,558
Current portion of deferred revenue	697,836	665,024
Total current liabilities	1,674,994	1,590,867
Long-term liabilities:
Long-term portion of deferred revenue	102,439	98,931
Long-term debt	2,475,232	299,771
Other long-term liabilities	351,028	275,651
Total long-term liabilities	2,928,699	674,353
Stockholders’ equity	4,563,338	3,404,271
Total liabilities and stockholders’ equity	$9,167,031	$5,669,491

Cadence Design Systems, Inc.
Condensed Consolidated Income Statements
For the Three and Nine Months Ended September 30, 2024 and September 30, 2023
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Revenue:
Product and maintenance	$1,100,380	$965,840	$2,974,222	$2,852,372
Services	115,119	57,254	311,061	168,991
Total revenue	1,215,499	1,023,094	3,285,283	3,021,363
Costs and expenses:
Cost of product and maintenance	109,593	85,813	279,351	260,269
Cost of services	53,451	23,768	148,160	70,642
Marketing and sales	189,763	176,215	557,077	509,951
Research and development	407,369	369,642	1,157,067	1,074,353
General and administrative	71,581	58,556	203,733	166,688
Amortization of acquired intangibles	9,148	4,612	21,222	13,181
Restructuring	24,538	11,582	24,785	11,582
Total costs and expenses	865,443	730,188	2,391,395	2,106,666
Income from operations	350,056	292,906	893,888	914,697
Interest expense	(24,495)	(9,059)	(46,092)	(27,196)
Other income, net	7,853	16,106	111,371	32,363
Income before provision for income taxes	333,414	299,953	959,167	919,864
Provision for income taxes	95,303	45,632	243,893	202,619
Net income	$238,111	$254,321	$715,274	$717,245
Net income per share - basic	$0.87	$0.94	$2.64	$2.66
Net income per share - diluted	$0.87	$0.93	$2.61	$2.63
Weighted average common shares outstanding - basic	272,244	269,229	270,925	269,480
Weighted average common shares outstanding - diluted	273,958	272,427	273,679	272,859

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Cash Flows
For the Nine Months Ended September 30, 2024 and September 30, 2023
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30, 2024	September 30, 2023
Cash and cash equivalents at beginning of period	$1,008,152	$882,325
Cash flows from operating activities:
Net income	715,274	717,245
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	142,252	106,783
Amortization of debt discount and fees	2,381	942
Stock-based compensation	284,711	238,928
Gain on investments, net	(64,458)	(12,732)
Deferred income taxes	(5,082)	(23,506)
Provisions for losses on receivables	1,124	1,692
ROU asset amortization and change in operating lease liabilities	(1,100)	(2,684)
Other non-cash items	309	1,962
Changes in operating assets and liabilities, net of effect of acquired businesses:
Receivables	(44,766)	50,024
Inventories	(139,179)	(47,293)
Prepaid expenses and other	(114,785)	33,307
Other assets	(8,759)	(26,580)
Accounts payable and accrued liabilities	21,858	43,111
Deferred revenue	6,680	(14,628)
Other long-term liabilities	22,732	10,514
Net cash provided by operating activities	819,192	1,077,085
Cash flows from investing activities:
Purchases of investments	(2,095)	(145,150)
Proceeds from the sale and maturity of investments	45,656	64,174
Purchases of property, plant and equipment	(105,340)	(68,634)
Cash paid in business combinations, net of cash acquired	(735,327)	(163,963)
Net cash used for investing activities	(797,106)	(313,573)
Cash flows from financing activities:
Proceeds from revolving credit facility	—	50,000
Payments on revolving credit facility	—	(150,000)
Proceeds from issuance of debt	3,196,595	—
Payment of term loans	(1,000,000)	—
Payment of debt issuance costs	(22,669)	—
Proceeds from issuance of common stock	193,933	131,341
Stock received for payment of employee taxes on vesting of restricted stock	(217,462)	(122,182)
Payments for repurchases of common stock	(400,018)	(575,127)
Net cash provided by (used for) financing activities	1,750,379	(665,968)
Effect of exchange rate changes on cash and cash equivalents	5,423	(17,887)
Increase in cash and cash equivalents	1,777,888	79,657
Cash and cash equivalents at end of period	$2,786,040	$961,982

Cadence Design Systems, Inc.
(Unaudited)
Revenue Mix by Geography (% of Total Revenue)

	2023					2024
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3
Americas	44%	41%	43%	44%	43%	46%	49%	50%
China	17%	18%	17%	15%	17%	12%	12%	13%
Other Asia	18%	18%	19%	19%	19%	20%	19%	17%
Europe, Middle East and Africa	15%	17%	15%	16%	16%	17%	14%	14%
Japan	6%	6%	6%	6%	5%	5%	6%	6%
Total	100%	100%	100%	100%	100%	100%	100%	100%

Revenue Mix by Product Category (% of Total Revenue)

	2023					2024
PRODUCT CATEGORY	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3
Custom IC Design and Simulation	20%	22%	22%	22%	22%	22%	21%	19%
Digital IC Design and Signoff	25%	27%	28%	29%	27%	29%	27%	24%
Functional Verification, including Emulation and Prototyping Hardware	32%	27%	26%	24%	27%	25%	25%	27%
Core EDA Total	77%	76%	76%	75%	76%	76%	73%	70%
IP	11%	11%	11%	13%	12%	12%	13%	14%
System Design and Analysis	12%	13%	13%	12%	12%	12%	14%	16%
Total	100%	100%	100%	100%	100%	100%	100%	100%

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Operating Margin
As of October 28, 2024
(Unaudited)

	Three Months Ending December 31, 2024	Year Ending December 31, 2024
	Forecast	Forecast
GAAP operating margin as a percent of total revenue	33.2% - 34.2%	29% - 30%
Reconciling items to non-GAAP operating margin as a percent of total revenue:
Stock-based compensation expense	8%	8%
Amortization of acquired intangibles	2%	2%
Acquisition and integration-related costs	2%	2%
Restructuring	0%	1%
Non-qualified deferred compensation expenses	0%	0%
Special charges	0%	0%
Non-GAAP operating margin as a percent of total revenue†	45.2% - 46.2%	42% - 43%

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Diluted Net Income Per Share
As of October 28, 2024
(Unaudited)

	Three Months Ending December 31, 2024	Year Ending December 31, 2024
	Forecast	Forecast
Diluted net income per share on a GAAP basis	$1.09 to $1.15	$3.70 to $3.76
Stock-based compensation expense	0.39	1.44
Amortization of acquired intangibles	0.10	0.33
Acquisition and integration-related costs	0.09	0.35
Restructuring	—	0.09
Non-qualified deferred compensation expenses	—	0.04
Special charges	—	—
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	(0.27)
Income tax effect of non-GAAP adjustments	0.11	0.19
Diluted net income per share on a non-GAAP basis†	$1.78 to $1.84	$5.87 to $5.93

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Net Income
As of October 28, 2024
(Unaudited)

	Three Months Ending December 31, 2024	Year Ending December 31, 2024
($ in millions)	Forecast	Forecast
Net income on a GAAP basis	$300 to $316	$1,015 to $1,031
Stock-based compensation expense	108	393
Amortization of acquired intangibles	27	91
Acquisition and integration-related costs	24	96
Restructuring	—	25
Non-qualified deferred compensation expenses	—	11
Special charges	—	1
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	(75)
Income tax effect of non-GAAP adjustments	30	52
Net income on a non-GAAP basis†	$489 to $505	$1,609 to $1,625

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.